[LETTERHEAD OF HVB CZECH REPUBLIC]

                                  Exhibit 10.23
                     (Non-binding translation for reference)


                                 AMENDMENT NO. 1

               to the Credit Facility Agreement dated May 29, 1997

concluded between:

HVB Bank Czech Republic a.s.,
having its registered office at Prague 1, nam. Republiky 3a/c.p. 2090, zip code 110 00,
IC (company Id No) 64 94 82 42, entered in the Commercial Register administered by the Municipal Court in Prague, Section B, Folio 3608, represented by the undersigned authorised persons, as one party - the creditor
(hereinafter referred to as the "Bank")

and

the company Automotive Safety Components International s.r.o., having its registered office at Jevicko, Biskupicka 781, zip code 569 43, IC 63 66 75 76, entered in the Commercial Register administered by the Regional Court in Hradec Kralove, Section C,
Folio 14566,
represented by Ing. Luboslav Vasicek,
as the other party - the debtor
(hereinafter referred to as the "Client")

                                       A.

1. The Parties represent that on May 29, 1997 a Credit Facility Agreement was concluded between the Client and Bank Austria (CR) a.s., on the basis of which the Client was provided a credit in the original amount of USD 7,500,000.- (hereinafter referred to as the "Credit Facility Agreement")

2. The Bank declares that effective as of October 1, 2001 the Bank as the legal successor assumed any and all contractual relationships concluded by the Bank Austria Creditanstalt Czech Republic, a.s., IC 15 27 10 64, which effective as of July 1, 1998 based on the merger had assumed any and all contractual relationships concluded by the Bank Austria (CR) a.s., IC 16 19 33 93.

3. The Parties represent that the fulfilment of the Client's obligations under the Credit Facility Agreement is secured by the following:

      a) by a first in order pledge right to the real estate in favour of the Bank under the terms set forth in the "Real Property Pledge Agreement (with respect to building)" and the "Real Property Pledge Agreement (with respect to land)" dated May 29, 1997, with legal effects of the entry as of June 6, 1997;

      b) by pre-emption right with real effect to the real estate under the terms set forth in the "Agreement on Pre-emption right with respect to land and building" dated May 29, 1997, with legal effects of the entry as of June 6, 1997;

      c) conditional transfer of the ownership title under the terms set forth in the "Agreement on Conditional Transfer of Ownership" dated May 29, 1997


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4.    The Parties represent that on the basis of the above specified Credit
      Facility Agreement the final due date of the provided credit was agreed to be March 31, 2002.

5. The Parties also represent that they negotiated further continuation of their credit relationship established on the basis of the Credit Facility Agreement as well as its terms.

6. The Parties represent that as of March 28, 2002 the total outstanding amount of the Client against the Bank under the Credit Facility Agreement amounts to USD 4,125,000.- whereupon as of March 29, 2002 the Client undertakes to pay an instalment in the amount of USD 375,000.- .

7. By its execution hereof the Client acknowledges both the existence and indisputable character of its financial obligations under the credit specified supra and undertakes to honour the obligations duly and on time pursuant to the valid wording of the Credit Facility Agreement.

                                       B.

With a view to the above mentioned facts the Parties hereby agree to amend the wording of the above-mentioned Credit Facility Agreement and replace with the following new wording :

                                       I.
                          Form and Amount of the Credit

1. On the basis of the terms stipulated herein, the Bank provided the Client with a specific credit in the amount of USD 7,500,000.-. The amount of the outstanding balance of the credit as of the date of the execution of this Amendment amounts to USD 4,125,000.- (in words: four million one hundred and twenty five thousand US dollars) (hereinafter referred to as the "Credit" or the "Credit Amount"). On March 29, 2002, the outstanding Credit Amount shall be reduced by the instalment in the amount of USD 375,000 and subsequently converted in EUR with such rate EUR/USD, that shall be agreed between the Bank and the Client by phone on March 28, 2002, provided that such exchange rate shall be based on the current market rate for similar transactions. The Client shall confirm this agreement in writing.

      If the agreement between the Bank and the Client is not reached, the rights of the Bank with respect to all its rights and obligations date under the Credit Facility Agreement dated May 29, 1997 will be unchanged."

                                       II.
                              Purpose of the Credit

1. The Credit was provided for a construction of a factory for manufacture of airbags and for financing of the relevant equipment thereof.

                                      III.
                              Drawing of the Credit

1. The Credit was fully drawn by the Client. Starting from April 2, 2002, the Credit shall be recorded on credit account in EUR No. 2064740-082/2700.


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2.    The Client is not entitled to draw again the parts of the Credit which were already repaid.

                                       IV.
                    Interest on the Credit and Other Payments

1. Starting from April 2, 2002, the interest rate is agreed on the roll-over basis and was stipulated by the Parties following the Client's option to have the period of validity of 1 (one) month, 3 (three) months or 6 (six) months or 12 (twelve) months (hereinafter referred to as the "Period") as the rate EURIBOR, quotated for the relevant Period, with an increment of
      1.7 % p.a.

      Bank shall notify the Client of the specific amount of the interest rate in writing.

2. a) At any time during the term of validity of the interest rate on the roll-over basis (i.e. the Period), however, no later than 3 banking days prior to the expiry of the term of validity of the interest rate on the roll-over basis, the Client shall be entitled to choose the manner of interest charging and the type of the interest rate for the following Period pursuant to para. 1., or to request the Bank to stipulate a fix rate (while maintaining the margin of 1.7 % p.a.) for a period exceeding 12 (twelve) months; the fix rate agreed in the course of the relevant pending Period shall always be stipulated effective as of the 1st day of the Period following the Period in the course of which the fix rate was agreed.

      No later than 2 days prior to the end of the pending agreed Period, the Client shall be obliged to negotiate with the Bank and agree on the length of the following term of validity of the fix interest rate and its amount, or, as the case may be, to choose the interest rate on the roll-over basis pursuant to para. 1.

      b) If agreement between the Bank and the Client is not reached with respect to the length of the Period or term of validity of the fix interest rate and its amount pursuant to this paragraph, the Bank shall be entitled to charge interest on the Credit with an interest rate stipulated on the roll-over basis as a three-month EURIBOR, augmented by 1.7 % p. a.

3. The period for which the Client is obliged to pay the interest (hereinafter referred to as the "Interest Period"), is hereby agreed for the whole term of duration of the credit relationship to be monthly. The interest on the Credit shall fall due and payable always retrospectively as of the last day of each Interest Period, i.e. the last day of the relevant calendar month.

4. Starting from April 2, 2002 the due interest and charges shall be collected by the Bank from current account in EUR No. 2064740-074/2700, administered by the Bank. As of the due date, the Client shall be obliged to ensure sufficient financial funds on the current account. In the event there are not sufficient financial funds on the current account of the Client the Bank shall be entitled to charge the debit balance in EUR occurred in this manner with late charges stipulated by the General Business Terms and Conditions of the Bank.

5. If, as of the last day of the given Interest Period, there are not sufficient financial funds on the relevant current account in EUR, the Bank shall be entitled to charge against any account of the Client administered by the Bank -- up to the amount of the relevant interest for the given Interest Period.

6. The fact that the Bank did not charge against any account of the Client and that there are not sufficient financial funds on such accounts does not relieve the Client of its obligations against the Bank.


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                                       V.
                             Repayment of the Credit
         and Payment of Other Bank's Claims Arising from this Agreement

1.    Credit

The Client undertakes to repay the Credit as follows:

a)    on March 29, 2002 to settle the instalment in the amount of USD 375,000.-,

b) starting from the day of April 30, 2002, in 60 regular monthly instalments, while the last instalment falls due and payable on March 30, 2007. The amount of the individual instalments is one sixtieth of the amount USD 3,750,000.- converted into EUR in the same manner provided for in Article I, Section 1 of this Agreement, provided that such exchange rate shall be based on the current market rate for similar transactions. The last instalment shall equal the amount of the remainder of the principal of the Credit.

      The specific schedule of payments with specification of deadlines and amounts of the instalments shall be provided by the Bank to the Client in writing subsequent to the conversion of currencies USD/EUR pursuant to
      Article I. para l. of this Amendment.

2.    Manner of Repayment

a) The Bank is entitled to collect the due interest on the Credit, charges and commissions from the Client's current account no. 2064740-074/2700, administered in EUR.

b) The Bank is entitled to collect the instalments of the Credit from the Client's current account no. 2064740-074/2700, administered in EUR

c) In the event on the stipulated day there are not sufficient available financial funds for the settlement of the due claim on the stated account, the Bank shall be entitled to collect the amount of its due claim from any account on which financial funds of the Client are deposited.

d) By its execution of the Credit Facility Agreement as amended by this Amendment, the Client empowers the Bank collect any and all of its due payments from the current accounts stated supra.

e) If a due obligation established hereunder is not settled, the Bank shall be entitled, during the period of the delay, to charge interest on the outstanding amount the payment of which is delayed on the part of the Client, with late charges instead of a duly agreed interest rate, which late charges are stipulated by General Terms and Conditions of the Bank.

3.    Premature or Extraordinary Instalments

The Client may prepay the Credit Amount in whole or in part at any time, provided that:

      a) the Client shall have given to the Lender not less than thirty (30) days prior notice of its intention to prepay

      b) the prepayment shall be done only at days agreed for payment instalment, at the same date, when the periods end and,

      c) The Client will be obligated to pay to the Bank compensation fee in the amount of 1.5% (in word one point five percent) of the prepayed amount.
                                       VI.
                      Security for the Client's Obligations

1. The following serves for the purpose of security of the Bank's obligations hereunder:

a) a first in order pledge right in favour of the Bank to the real estate specified in the "Real Property Pledge Agreement (with respect to building)" and "Real Property Pledge Agreement (with respect to land)" dated May 29, 1997, with legal effects of the entry as of June 6, 1997,


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      (hereinafter referred to as the "Pledge Right to Real Estate").

      Pledge Right to Real Estate was established under the following terms:

1. The Real Estate to which the pledge right in favour of the Bank was established, must be insured. The Client hereby undertakes that as of the day of the conclusion hereof the Real Estate is insured under the terms corresponding to the provisions of the General and Business Terms and Conditions and of this Agreement with the insurance company Kooperativa Pojistovna a.s. IE 47116617, on the insurance of Property and Business Interruption based upon the contract No 595037350-4 from April 30, 2001 on the "All risks" and business interruption insurance for the insured amount of CZK 230,432,310.

2. The documents proving the payment of the insurance premium in the agreed terms must be submitted to the Bank always within 10 days from the due date thereof. Should the Bank discover that the insurance premium for the agreed insurance of the pledge is not paid duly and on time, the Bank shall be entitled to do so itself at the costs of the Client. The Parties hereby agree on the authorisation of the Bank to settle its claim, arisen by virtue of such payment of the insurance premium for the agreed insurance of the pledge, from the Client's current account.

3. The Client is obliged to ensure that, in the event of a claim for payment of insurance benefit under the insurance, such insurance benefit was paid in favour of the account determined by the Bank. In order to meet this obligation, the Client undertakes to perform any and all necessary acts, i.e. apart from others to escrow, as a rule, in favour of the bank the fulfilment under the insurance policy. Such escrowing of insurance benefit must be ensured and its existence must be evidenced to the bank on the basis of submitting the confirmation of the relevant insurance company in the form and with the contents accepted by the Bank no later than by April 30, 2002.

4. The Client is obliged to take reasonable steps to ensure that the insurance company at which the real estate is insured informs the Bank about all substantial facts related to the insurance policies concluded in the sense of this provision and fulfilment of these policies. To that effect, the Client undertakes to take reasonable steps to ensure that the insurance company be relieved of its statutory duty of confidentiality to the stated extent with respect to the Bank -- in the form stipulated by the Bank and accepted by the insurance company.


b) pre-emption right to the real estate with real effects to the real estate specified in the "Agreement on Pre-emption right with respect to land and building" dated May 29, 1997, with legal effects of the entry as of June 6, 1997.

c) conditional transfer of ownership title under the terms stipulated in the "Agreement on Conditional Transfer of Ownership" dated May 29, 1997.

2. In order to secure the Bank's claims arising from the Credit Facility Agreement as amended by this Amendment, the Client further undertakes to submit a "Letter of Guarantee" issued by the company Safety Components International, Inc. USA (hereinafter referred to as the "Guarantor") to the Bank, in the form and with the contents agreed upon by the Bank, for the amount of USD 500,000,-. (in words: "five hundred thousand US dollars"). The guarantee must be submitted to the Bank no later than April 2, 2002. Should the Guarantor breach any of its duty stipulated in the "Letter of Guarantee", this fact shall be deemed to be a Substantial Breach of the Agreement by the Client in the sense of Article IX. hereof.

                                      VII.
                    Declarations and Warranties of the Client

1. Client declares that all deeds and other documents which the Client submitted to the Bank in connection with this credit relationship are full, complete, true, valid, effective and legally enforceable, and the Client also confirms and


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      warrants that all of its warranties and declarations made with respect to the Bank, including the declarations specified in the Business Terms and Conditions, are true, valid and effective.

2.    The Client further represents that:

      a) the conclusion hereof and its fulfilment shall lead neither to a breach of any of its obligations nor to a breach of property or contractual rights of third parties;

      b) the assumption of obligations hereunder and the related legal acts and their fulfilment was duly approved by all relevant bodies active within the business and organisational-legal structure of the Client and that it does/shall not require any other consent or approval, neither by any external body or entity whatsoever;

      c) the Client is not aware of the fact that there would be imminent or already initiated proceedings held by a court, arbitrator or a body of public administration against the entity of the Client or against its property, which proceedings might adversely impact on the Client's capacity or possibility to fulfil its obligations arising hereunder duly and on time or on its total property or economic and business situation;

      d) all data with respect to its entity and property or economic and business situation and other information communicated by the Client to the Bank in connection with negotiating and concluding this Agreement and with the related legal acts, are true and complete and represent an integrated overview of the Client's total property or economic and business situation as well as on its capacity to honour its obligations in future;

      e) the Client acquainted the Bank with all of its currently known obligations that arose or might realistically arise from a securing provided by the Client or from the Client's currently known liability for the payment of either own obligations or obligations of third persons.

3. By its execution hereof the Client declares, that as of the day of the execution of this Amendment there is no currently known obligation of the Client towards a third person to which the Client would not have expressly alerted the Bank and the satisfaction of which would have priority to the Bank's entitlement to satisfaction of its claims hereunder or the securing of which would provide a third person with a higher security of satisfaction then the securing provided by the Client to the Bank. Until the fulfilment of its obligations towards the Bank in full the Client undertakes not to enable the establishment of such an obligation against a third person. Simultaneously, by its execution hereof, the Client undertakes not to permit advantaging of any of its creditors against the Bank. In the event the Bank's position among the Client's creditors worsens in future in any manner whatsoever, Client simultaneously undertakes to provide the Bank with more security for the fulfilment of its obligations hereunder to the extent and in the manner to be stipulated by the Bank.

                                      VIII.
                         Some Other Client's Obligations

1. The Client undertakes to perform any and all of its payments through its accounts administered by the Bank, until the full repayment of its obligations to the Bank hereunder. This obligation shall become valid on April 29, 2002. For a breach of this obligation the Bank shall be entitled to claim the Client to pay a contractual penalty in the amount of CZK 100,000,- per month until the moment when the Client reasonably demonstrates to the Bank the fulfilment of its obligation stated above.

2. Further, the Client is obliged and undertakes, in advance sufficiently ahead of time in compliance with the General Terms and Conditions and Business Terms and Conditions, to inform the Bank about its intention to enter -- outside of its common business - into a contractual relationship with any third party(ies), if a material financial obligation might arise to the Client from such relationship.


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


3. Above the framework of its duties to the extent under the provisions of the Business Terms and Conditions and General Terms and Conditions, the Client is obliged to inform the Bank without any undue delay about the following:

      a)    personnel changes to top manager functions of its enterprise;

      b) change, through one or more transactions, in their ownership structure exceeding 30% of votes bearing the decision-making rights;

      c) conclusion of a leasing or other similar contract or group of such contracts, if the volume of fulfilment assumed by the Client under such contracts is not insignificant in terms of the Client's assets;

      d) conclusion of a factoring contract or any contract of similar character or of a group of such contracts, if the volume of traded claims is not insignificant in terms of the Client's assets;

      e) any other facts that might have an material negativeimpact on the business, scope and condition of the assets or financial, economic and business situation of the Client or the Client's ability and capacity to honour its obligations hereunder or which would in any material manner restrict its authorisation or capacity to perform business or its earning capacity.

4. Every year, the Client is bound to inform the Bank, without the Bank's invitation to do so, about its current income and property situation. To this effect, the Client shall submit to the Bank its complete final balance with auditor's statement including the auditor's report - no later than within 180 days form the last day of the relevant fiscal year end. If the Client is not subject to audit, the Client undertakes to submit to the Bank its legally valid and binding income tax return for the previous year with an entrance stamp of the tax authority including balance sheet, profit and loss statement and all annexes in the form prescribed by the tax authority for the purposes of tax returns, or as the case may be including the cash book and overview of assets and liabilities, no later than within 180 days form the last day of the relevant fiscal period. Further, the Client undertakes to quarterly submit to the Bank, always within 30 from the expiry of the relevant quarter, information on its economic situation (i.e. balance sheet and profit and loss statement on the form according to the currently valid sample of the Ministry of Finance of the Czech Republic). Also, the Client is obliged to submit to the Bank a report from each extraordinary accounting audit. The Client which forms a part of a consolidation unit is obliged to submit a consolidated final balance -- no later than within 180 days form the last day of the relevant fiscal year end. The Bank hereby reserves itself the right to reasonable request further supporting documents.

5. The Client undertakes to inform the Bank upon the Bank's request on the current income and property situation of both any company in which the Borrower has a substantial property share ("Significant Related Party"). To that effect, the Client is obliged to submit to the Bank, with respect to any Significant Related Party (ies), the complete final balance with auditor's statement including the auditor's report (if audited)- no later than within 180 days from the last day of the relevant fiscal period. The Bank hereby reserves itself the right to reasonable request further supporting documents 6. The Client undertakes to inform the Bank upon the Bank's request on the current income and property situation of the Guarantor. To that effect, the Client undertakes to submit quarterly without a specific Bank's request to the Bank,


            (i) within 60 days subsequent to the expiry of the relevant fiscal quarter (not including the quarter that corresponds with the fiscal year end), information on the economic situation of the Guarantor (interim consolidated statements and SEC Form 10-Q). The Bank hereby reserves itself the right to request further supporting documents, which shall not be unreasonably withheld.

            (ii) within 180 days subsequent to the expiry of the fiscal year end, information on the economic situation of the Guarantor (auditor's report and SEC Form 10-K). The Bank hereby reserves itself the right to request further supporting documents, which shall not be unreasonably withheld.


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7.    The Client undertakes to submit to the Bank upon the Bank's request at any time during the term of the credit relationship established hereunder, its declarations and warranties pursuant to Article 6.1 and 6.7 of the General Terms and Conditions.

8. During the term of the credit relationship established hereunder, the Client undertakes to refrain from any actions aiming at establishment of pledge right or other right to thing with respect to its assets in favour of third person, or as the case may be from providing to such person any other securing, e.g. in the form of an assumption of guarantor obligation, assignment of a claim, or assumption of another bill obligation without previous consent of the Bank, except for the cases in which such restriction is not admitted by law.

      Further, such restriction does not apply to the following:

      a) securing or guarantee granted by the Client already existing as of the day of the execution of this Amendment and about the existence of which the Client informed the Bank in writing, namely the guarantors obligation to the credits from Congress Financial Corporation and KeyBank National Corporation or the refinancing or the replacement thereof to the amounts not higher than 20% of current exposure,

      b) any and all securing which is necessary or needed for regular and ordinary everyday business cases connected to the Client's subject of business or arising directly from law.

                                       IX.
          Substantial Breach of the Agreement and Other Material Facts;
                              Consequences thereof

1. The actions and facts expressly stipulated in this sense in the General Terms and Conditions and the Business Terms and Conditions shall be deemed, in particular, by the Parties to be a substantial breach of this Agreement and other material facts and their consequences.

2. The following facts in particular shall further be deemed to be a substantial breach hereof, with the consequences specified in the General Terms and Conditions and the Business Terms and Conditions:

      a) The Guarantor does not maintain directly or indirectly 100% ownership of the issued and outstanding voting share capital of the Client. Any change in ownership structure resulting in guarantor's not holding directly or indirectly 100% of the issued and outstanding voting share capital of the Client will require the Lender's consent. In the event that the consent is not granted or not requested, the Lender will have the right to request the Client to prepay all amounts outstanding under the facility ;

      b) the Client or the entity controlling the Client or other entity different from the Client which provided the securing of the fulfilment of the Client's obligations, materially breaches any of its obligations against a third party established for any legal or factual reason and such material breach may -- in the Bank's opinion -- adversely affect the Client's capacity to honour its obligations under the Credit Facility Agreement, or materially reduces the value of securing of fulfilment thereof.

                                       X.
                                Final Provisions

1. The Client as the party, against which the rights of the Bank as a creditor under this Agreement may become statute-barred, hereby extends -- by its explicit declaration in the sense of the provisions ofss.401 of the Commercial Code -- the length of the statute-barring period of the creditor's rights under this Agreement for the period of 10 years

2. Other rights and duties not expressly stipulated herein shall be governed by the General Terms and Conditions of the Bank, as amended (hereinafter referred to as the "General Terms and Conditions") and the Business Terms


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      and Conditions of the Bank for credits and some other bank transactions included in the credit involvement of banks, as amended (hereinafter referred to as "Business Terms and Conditions"). The Client confirms by its signature hereto that it accepted the General Terms and Conditions and Business Terms and Conditions and familiarised itself with their contents and that it agrees to the contents, and simultaneously the Client undertakes to act in compliance with all the provisions thereof.

3. If any of the provisions hereof is invalid, illegal or unenforceable, the remaining provisions hereof shall remain valid and enforceable. The Parties hereby undertake to replace such invalid, illegal or unenforceable provision with a new one that shall be valid or enforceable or at least that shall have similar commercial or legal sense.

4. This Agreement and any of the parts hereof, and changes or amendments hereto shall be binding for the legal successors of the both the Bank and the Client.

5. The persons executing this Agreement on behalf of the Client further represent, that they are authorised to act on behalf of the Client and to conclude this Agreement in its name as well as to perform any and all legal acts envisaged on the basis of this Agreement, and that they execute this Agreement in such manner that shall be binding for the Client.

      They simultaneously represent that the Client acts

      |_|   on its own account

      |_| on the account of (name/business name, domicile/registered office including country)

6. The jurisdiction of the District Court of Prague 1 is hereby agreed for resolving the disputes arising from this Agreement, by agreement of the Parties pursuant toss. 89a of the Civil Procedure Code

                                        C

The Bank charges a remuneration in the amount of USD 20.000 (in words: twenty thousand US dollars) for the extension of the due date and compilation of the Amendment to the Credit Facility Agreement and related documentation. The remuneration shall be collected by the Bank from the Client's current account, administered by the Bank in USD, No. 2064740031/2700, within 14 (fourteen) days subsequent to the execution hereof.

                                       D.

1. This Amendment to Credit Facility Agreement is compiled in 2 counterparts having the validity of original in the Czech language, out of which each Party shall reserve one counterpart. The translation of the contractual documentation into English is made without having a legally binding nature, only for the sake of information and shall be marked "NON-BINDING TRANSLATION FOR REFERENCE", and shall not be executed by either of the Parties.

2. This Amendment becomes valid and effective on the day of its execution by the latter of the Parties.


In Brno on _____________________                  In____________ on ____________


HVB Bank Czech Republic a.s.                      Automotive Safety Components
                                                  International s.r.o.

Signature:______________________                  Signature: ___________________
Name:                                             Name:


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


Signature: _____________________
Name:


Confirmation on the Client's declaration

1.    The Client declares to be acting

      |_|   on its own account

      |_| on the account of name/business name, domicile/registered office including country)

2.    Identification of persons(s) authorised to sign

      Surname:
      Name:
      Date of birth:
      Identity card / passport no.:
      Issued (date, body):
      Valid until:

Signature: _________________________________
Name of the Bank's employee -
identifying the  persons: